Exhibit 99.1

Press Release

Media Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584
Investor Contact:	Clifford M. Deal, III Senior Vice President and Chief Financial Officer 704-557-4633

Coca-Cola Bottling Co. Consolidated

Acquires Distribution Territories and Manufacturing Facilities

•	Acquires distribution territory in central and southern Arkansas in exchange for transferring distribution territory in parts of southern Alabama, southwestern Georgia, southeastern Mississippi, northwestern Florida and Somerset, Kentucky

•	Acquires manufacturing facilities in Memphis, Tennessee and West Memphis, Arkansas in exchange for transferring a manufacturing facility in Mobile, Alabama

•	Acquires distribution territory in and around Memphis, Tennessee, including in portions of northwestern Mississippi and eastern Arkansas

•	Acquires distribution territory in Spartanburg and Bluffton, South Carolina in exchange for transferring distribution territory in Florence, Alabama, south-central Tennessee and Laurel, Mississippi

CHARLOTTE, N.C., October 2, 2017—Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) (the “Company”) today announced that it entered into and completed transactions with The Coca-Cola Company to exchange distribution territory previously served by the Company in parts of southern Alabama, southwestern Georgia, southeastern Mississippi, northwestern Florida and in and around Somerset, Kentucky and a manufacturing facility in Mobile, Alabama previously owned by the Company for distribution territory previously served by Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, in parts of Arkansas and two manufacturing facilities previously owned by CCR in Memphis, Tennessee and West Memphis, Arkansas, and to acquire additional distribution territory previously served by CCR in and around Memphis, Tennessee, including in portions of northwestern Mississippi and eastern Arkansas. As part of the transactions, the Company acquired exclusive distribution rights in territory that includes the following major markets: Little Rock, West Memphis and southern Arkansas; and Memphis, Tennessee. The Company relinquished distribution rights in territory that includes Mobile, Leroy and Robertsdale, Alabama; Columbus, Sylvester and Bainbridge, Georgia; Ocean Springs, Mississippi; Panama City, Florida; and

Somerset, Kentucky. The definitive agreements with CCR include the exchange and acquisition of distribution territory and manufacturing facilities described in the previously-announced letters of intent dated June 14, 2016 and April 11, 2017 between the Company and The Coca-Cola Company.

The Company also announced today that it entered into and completed a transaction with Coca-Cola Bottling Company United, Inc. (“United”) to exchange distribution territory previously served by the Company in Florence, Alabama, south-central Tennessee and Laurel, Mississippi for distribution territory previously served by United in Spartanburg and portions of Bluffton, South Carolina. Piedmont Coca-Cola Bottling Partnership (“Piedmont”), a majority owned subsidiary of the Company, also entered into and completed a transaction with United to exchange distribution territory previously served by Piedmont in northeastern Georgia for the remainder of the distribution territory in Bluffton, South Carolina previously served by United. The definitive agreement with United includes the exchange of distribution territory described in the previously-announced letter of intent dated June 14, 2016 between the Company and United.

The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission regarding the territory and manufacturing transactions that will be available on the Commission’s website at http://www.sec.gov and on the Company’s website at http://www.cokeconsolidated.com. For more information about the transactions, including the Company’s relationship with The Coca-Cola Company, investors should read the information included in the Company’s Current Report on Form 8-K that will be filed and the agreements filed as exhibits to such report.

About Coca-Cola Bottling Co. Consolidated

Coke Consolidated is the largest independent Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 115 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell and distribute beverages of The Coca-Cola Company and other partner companies in more than 300 brands and flavors across 15 states to over 66 million consumers.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products;

changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure or capital investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in our Annual Report on Form 10-K for the year ended January 1, 2017 under Part I, Item 1A “Risk Factors,” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

—Enjoy Coca-Cola—